UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
____________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 12, 2011

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ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Del Mar Heights Road, #555 Del Mar, CA	92014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 401-3984

(Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

See the description in Item 5.02 below of (i) the indemnity agreements between the Company and directors and officers of the Company, (ii) the option agreements between the Company and the new directors of the Company discussed below, and (iii) the description of non-employee director compensation, which is incorporated herein by reference.

Item 5.02         Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Additional Directors

On January 12, 2011, the board of directors (the “Board”) of Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”) appointed  two new non-employee independent directors to the Board.  The new directors are Kenneth M. Cohen and Karen A. Klause.

Kenneth M. Cohen is an advisor to companies, entrepreneurs and investors in the life sciences area, and is currently chairman of Pier Pharmaceuticals, a privately held clinical stage biopharmaceutical company engaged in the treatment of sleep-related breathing disorders. He was a co-founder of publicly held Somaxon Pharmaceuticals and served as its President and Chief Executive Officer from August 2003 through December 2007 and continued as a director until June 2008. He has held positions as chief executive officer of Synbiotics Corporation, a diagnostics company, and has also held executive officer positions at Canji Incorporated, a human gene-therapy company which was acquired by Schering-Plough Corporation in February 1996, Argus Pharmaceuticals, Inc. and LifeCell Corporation. Mr. Cohen began his career at Eli Lilly and Company where, among many different responsibilities over 10 years, he directed business planning for the Medical Instrument Systems Division and managed the launch of Prozac. He received an A.B. in biology and chemistry from Dartmouth College and an M.B.A. from the Wharton School of The University of Pennsylvania.

Karen Klause has over 30 years of experience in the healthcare field. She began her career at Technicare Corporation (which was acquired by Johnson & Johnson), where she held a variety of senior positions. She has held officer positions with significant responsibilities at several companies, including Hybritech Incorporated (which was acquired by Eli Lilly), Digirad Corporation, AuntMinne.com, and CMP Media LLC, among others. Ms. Klause is currently the Managing Director for Europe, the Middle East & Africa for Response Biomedical Corporation, a Canadian biotech company focused on the cardiac POCT market. She is also a strategic advisor for the life science industry. Ms. Klause is and has been a member and officer of many industry and business organizations and groups.

Director Compensation; Option Grants to Non-Employee Directors

Options.  The Company’s 2009 Equity Incentive Plan (the “Plan”) provides that each non-employee director of the Company will automatically receive an initial grant of a nonstatutory option to purchase 50,000 shares of common stock upon such person’s election or appointment.  The exercise price for the options will be the fair market value of the common stock on the date of grant.  These initial grants will vest 50% on the grant date, with the balance vesting in equal monthly installments over a period of three years from the grant date.  In addition, any person who is a non-employee director immediately after an annual meeting of stockholders automatically will be granted, on the annual meeting date, a nonstatutory option to purchase 25,000 shares of common stock (an “annual grant”), subject to adjustment by the board of directors from time to time, and subject to pro-rating the number of shares covered by the annual grant if a non-employee director received an initial grant within the 12-month period before the annual meeting of stockholders.  These annual grants will vest in equal monthly installments over three years from the grant date, so long as the non-employee director continuously remains a director, consultant or employee of the Company.  The initial grants and annual grants generally have a term of 10 years, subject to earlier termination as provided in the Plan.  If the director ceases to serve as a director, the director generally will have 12 months from the date of cessation of service within which to exercise the option.  Pursuant to these provisions, each of Mr. Cohen and Ms. Klause received an initial grant of a nonqualified stock option under the Plan to purchase 50,000 shares of common stock of the Company.

In addition to receipt of the option grants described above and eligibility to receive other discretionary awards under the Plan, the Company’s non-employee directors will receive cash directors fees pursuant to the Company’s policies for compensation to directors.  Under the Company’s current policy, non-employee directors are entitled to receive cash directors fees, as follows:  each non-employee director is entitled to receive an annual fee of $25,000 per year, paid quarterly; the Chair of the Audit Committee is entitled to receive $10,000 per year, paid quarterly; the Chair of the Compensation Committee and the Nominating and Governance Committee will each be entitled to receive $5,000 per year, paid quarterly; and each non-employee director is entitled to receive $1,500 for each meeting attended in person, and $500 for each meeting attended telephonically so long as the telephonic meeting is more than one hour.  Each director is also entitled to reimbursement of reasonable expenses incurred in connection with board-related activities.

Indemnity Agreements

In connection with the appointment of the new directors as described above, the Board approved a form of indemnity agreement, and Mr. Cohen and Ms. Klause have entered into or will enter into such an indemnity agreement.  For current directors and executive officers of the Company who had entered into the Company’s previous form of indemnity agreement and who execute the new agreement, the entry into the new agreement will amend and restate the previous agreement.  As is the case with the previous form of indemnity agreement, the new indemnity agreements, among other things, require the Company to indemnify the director or officer to the maximum extent permitted by applicable law for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.  The agreements also provide for the advancement of certain expenses to the individual in connection with any such proceedings.

The foregoing summary of the new indemnity agreement is qualified in its entirety by reference to Exhibit 10.2 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Form of Option Agreement for Non-Employee Directors.

	10.2	Form of Director and Officer Indemnity Agreement.

	10.3	2009 Equity Incentive Plan.

	99.1	Press release dated January 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: January 12, 2011	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer